[Sutherland, Asbill & Brennan LLP]




CONSENT OF SUTHERLAND, ASBILL & BRENNAN LLP


          We consent to the reference to our firm under the heading "Legal Counsel" in the prospectus and under "Counsel" in the statement of additional information included in Post-Effective Amendment No. 36 to the Registration Statement on Form N-1A for The GCG Trust (File Nos. 33-23512). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.



                         SUTHERLAND, ASBILL & BRENNAN LLP



                         By:  /s/Kimberly J. Smith
                              Kimberly J. Smith



Washington, D.C.
February 27, 1998